Exhibit 99.1

Diginex appoints Shane Edwards as Head of Investment Products

London/Hong Kong, January 29, 2020: Diginex, a digital asset financial services and advisory company, has appointed Shane Edwards as Head of Investment Products, based in London. In this role, Mr. Edwards will help to drive the transformation of the traditional financial industry into the digital era utilizing the full capabilities of Diginex. Specifically, he will be responsible for overseeing the design and delivery of innovative investment products within a regulated environment.

Prior to joining Diginex, Mr. Edwards was Managing Director at UBS Investment Bank where he held various senior roles including Global Head of Solutions and Structuring and Global Head of Equity Derivatives. His overall financial markets career spans 20 years, including experience at Deutsche Bank, RBS/ABN Amro and Macquarie Bank where he held various derivatives structuring and trading roles.

Mr. Edwards will report to Mr. Richard Byworth, CEO at Diginex and will also join the firm’s Executive Committee. His initial focus will be on improving investor accessibility to digital assets, including via traditional exchanges, as well as integrating Diginex’s own digital asset exchange with strategic distribution partners seeking to evolve their existing offering.

“As we see increased institutional interest in this new asset class, we felt it imperative that our product suite caters to that incoming demand. Shane has been involved in structuring innovative investment products throughout his career in financial services. We are delighted to welcome him to our growing team, and we look forward to leveraging his experience as we continue to expand,” says Mr. Byworth.

“I’m excited to join the Diginex team at this pivotal moment where investors are seeking to embrace the evolution of finance into the digital era. I see Diginex as a unique confluence of experienced financial markets professionals and cutting edge programmers working seamlessly to deliver state of the art capabilities, able to digitise a range of interesting assets and even information more generally, to deliver a truly transformational set of investment products and solutions,” adds Mr. Edwards.

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About Diginex

Diginex is a blockchain financial services and technology company. Diginex partners with institutional investors, corporations and governments to make digital assets more accessible, business processes more efficient and secure. Diginex believes its collaborative approach and pursuit of global cooperation is optimal to drive institutional adoption of blockchain technologies and the regulated use of digital assets. For more information on Diginex, please visit www.diginex.com.

Press Contacts

Heather Dale

Diginex

E: heather.dale@diginex.com

Tel: +852 9274 3312

Disclaimer

8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and Diginex Limited, a Hong Kong company (“Diginex”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction among such persons (the “Business Combination”). Information about JFK’s directors and executive officers and their ownership of JFK’s ordinary shares is set forth in JFK’s Annual Report on Form 10-K, dated September 18, 2019, filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus included in the Registration Statement on Form F-4 jointly filed bv Singapore NewCo and JFK pertaining to the Business Combination (the “Form F-4”). These documents can be obtained free of charge from the sources indicated below.

In connection with the Business Combination, Singapore NewCo has filed the Form F-4, which includes and serves as a proxy statement/prospectus for JFK’s shareholders. Promptly after the Form F-4 is declared effective by the SEC, JFK will mail the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the proxy statement. INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, SINGAPORE NEWCO, BVI NEWCO, DIGINEX AND THE BUSINESS COMBINATION. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore.

Forward Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the identification of a target business and potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ from the forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the prospectus filed by JFK in connection with its initial public offering on March 27, 2019. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the proposed transaction; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the amount of cash available following any redemptions by JFK shareholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transaction; and costs related to the proposed transaction. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: Diginex’s limited operating history and history of net losses; Diginex’s ability to manage growth; Diginex’s ability to execute its business plan; Diginex’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Diginex’s products; Diginex’s ability to identify and integrate acquisitions; potential litigation involving the Company or Diginex or the validity or enforceability of Diginex’s intellectual property; general economic and market conditions impacting demand for Diginex’s products and services; and such other risks and uncertainties as are discussed in the Company’s prospectus filed in connection with its initial public offering and the proxy statement to be filed relating to the business combination. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.